Eshibit 10.75










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                         AGREEMENT OF PURCHASE AND SALE

                           Dated as of August 26, 2004

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                           CBCA CARE MANAGEMENT, INC.

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                                                         iii

                                                               TABLE OF CONTENTS

...................                                                                                        Page No.

ARTICLE I             PURCHASE AND SALE OF SHARES.................................................................1
         1.1          Purchase and Sale of Shares.................................................................1

         1.2          Purchase Price..............................................................................1

         1.3          Payment of Purchase Price...................................................................1

         1.4          Post-Closing Adjustment Based on Working Capital............................................1

         1.5          Post-Closing Adjustment Based Upon Net Income...............................................1

         1.6          Escrow......................................................................................1

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND THE ACQUIRED COMPANY..................1
         2.1          Incorporation; Subsidiaries.................................................................1

         2.2          Authorization...............................................................................1

         2.3          Conflicts...................................................................................1

         2.4          Capitalization..............................................................................1

         2.5          Financial Statements........................................................................1

         2.6          No Undisclosed Liabilities..................................................................1

         2.7          Books and Records...........................................................................1

         2.8          Absence of Certain Changes..................................................................1

         2.9          Tax Matters.................................................................................1

         2.10         Title.......................................................................................1

         2.11         Real Estate.................................................................................1

         2.12         Accounts Receivable.........................................................................1

         2.13         Contractual and Other Obligations...........................................................1

         2.14         Compensation................................................................................1

         2.15         Employee Benefit Plan.......................................................................1

         2.16         Labor Relations.............................................................................1

         2.17         Interests of Affiliates.....................................................................1

         2.18         Insurance...................................................................................1

         2.19         Intellectual Property.......................................................................1

         2.20         Disputes and Litigation.....................................................................1

         2.21         Licenses; Franchises, Rights................................................................1

         2.22         Supplies and Equipment......................................................................1

         2.23         Bank Accounts...............................................................................1

         2.24         Disclosure..................................................................................1

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER...........................................1
         3.1          Authorization...............................................................................1

         3.2          Conflicts...................................................................................1

         3.3          Stock Ownership.............................................................................1

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE BUYER.................................................1
         4.1          Incorporation...............................................................................1

         4.2          Authorization...............................................................................1

         4.3          Conflicts...................................................................................1

         4.4          Investment Intention........................................................................1

ARTICLE V             PRE-CLOSING COVENANTS.......................................................................1
         5.1          General Pre-Closing Covenants...............................................................1

         5.2          Capitalization..............................................................................1

         5.3          Due Diligence...............................................................................1

         5.4          Notification of Certain Matters.............................................................1

         5.5          Forbearance.................................................................................1

         5.6          Financing...................................................................................1

         5.7          Customers...................................................................................1

ARTICLE VI            PUBLICITY...................................................................................1
ARTICLE VII CLOSING   1
ARTICLE VIII          CONDITIONS PRECEDENT TO THE STOCKHOLDER'S OBLIGATIONS.......................................1
         8.1          Opinion of the Buyer's Counsel..............................................................1

         8.2          Representations; Warranties; Covenants......................................................1

         8.3          Certified Resolutions.......................................................................1

         8.4          Litigation..................................................................................1

ARTICLE IX            CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS.............................................1
         9.1          Opinion of Counsel to the Acquired Company and the Stockholder..............................1

         9.2          Representations; Warranties; Covenants......................................................1

         9.3          Certified Resolutions.......................................................................1

         9.4          Consents....................................................................................1

         9.5          Assignment of Leases........................................................................1

         9.6          Litigation..................................................................................1

         9.7          Resignations; Releases; Subordination.......................................................1

         9.8          Stock Certificates..........................................................................1

         9.9          Material Adverse Effect.....................................................................1

         9.10         Escrow Agreement............................................................................1

         9.11         FIRPTA......................................................................................1

         9.12         Financing...................................................................................1

ARTICLE X             TERMINATION.................................................................................1
         10.1         Termination.................................................................................1

         10.2         Effect of Termination.......................................................................1

ARTICLE XI POST CLOSING COVENANTS.................................................................................1
         11.1         Tax and Other Records.......................................................................1

         11.2         Non-Competition and Non-Solicitation........................................................1

         11.3         Necessary Consents..........................................................................1

         11.4         Transition of Clients.......................................................................1

         11.5         Operational Support.........................................................................1

         11.6         Corporate Name..............................................................................1

         11.7         Arrangement Regarding Employee Benefit Plans................................................1

ARTICLE XII INDEMNIFICATION.......................................................................................1
         12.1         Survival of Representations and Warranties..................................................1

         12.2         Basis of Indemnity..........................................................................1

         12.3         Participation in Defense of Claims..........................................................1

         12.4         Procedure for Indemnification...............................................................1

         The procedure for indemnification shall be as follows:...................................................1

         12.5         Limitations on Indemnity....................................................................1

         12.6         Procedures Relating to Indemnification of Tax Claims........................................1

ARTICLE XIII          BROKERS AND FINDERS.........................................................................1
         13.1         Stockholder's Obligations...................................................................1

         13.2         The Buyer's Obligations.....................................................................1

ARTICLE XIV           MISCELLANEOUS...............................................................................1
         14.1         Confidentiality.............................................................................1

         14.2         Notices.....................................................................................1

         14.3         Amendment...................................................................................1

         14.4         Specific Performance........................................................................1

         14.5         Entire Agreement............................................................................1

         14.6         Further Action..............................................................................1

         14.7         Fees........................................................................................1

         14.8         Assignment; Benefits........................................................................1

         14.9         Governing Law...............................................................................1

         14.10        Captions....................................................................................1

         14.11        Counterparts................................................................................1


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                                                          v

                                                             INDEX OF DEFINED TERMS

                                                                                                     Section No.

         Acquired Company.................................................................................Preamble
         Acquired Company's business or condition.........................................................2.1
         Acquired Company Employees.......................................................................11.7
         Agreement........................................................................................Preamble

         Benefit Plans....................................................................................2.15
         Buyer............................................................................................Preamble
         Buyer's Minimum Amount...........................................................................12.5
         Buyer's Working Capital Statement................................................................1.4

         Claim............................................................................................12.4
         Claimant.........................................................................................12.4
         Closing..........................................................................................Article VII
         Closing Date.....................................................................................Article VII
         Closing Payment..................................................................................1.3
         Code.............................................................................................2.15
         Common Stock.....................................................................................Recitals

         Damages..........................................................................................12.2
         Defined Benefit Plan ............................................................................2.15
         Deposit..........................................................................................1.3

         Environmental Laws...............................................................................2.21
         ERISA............................................................................................2.15
         Escrow...........................................................................................1.6
         Escrow Agent.....................................................................................1.6
         Escrow Agreement.................................................................................1.6
         Escrow Amount....................................................................................1.3

         Facilities.......................................................................................2.10
         Final Closing Working Capital Amount.............................................................1.4
         Final June 30 Working Capital Amount.............................................................1.4
         Financial Statements.............................................................................2.5

         GAAP.............................................................................................1.4

         Historical Financial Statements..................................................................2.5

         Indemnified Party................................................................................12.3
         Indemnifying Parties.............................................................................12.3
         Indemnitor.......................................................................................12.4
         Indemnity Escrow Amount..........................................................................1.6
         Interim Balance Sheet............................................................................2.5
         Interim Financial Statements.....................................................................2.5

         June 30 Net Income Amount........................................................................1.5
         June 30 Working Capital Amount...................................................................1.4

         Liability Cap....................................................................................12.5
         Lien.............................................................................................2.8

         Material Adverse Effect..........................................................................9.2
         Multiemployer Plans..............................................................................2.15

         Net Income.......................................................................................1.5
         Net Income Adjustment............................................................................1.5
         Net Income Decrease..............................................................................1.5
         Net Income Escrow Amount.........................................................................1.6
         Net Income Increase..............................................................................1.5
         Notice of Net Income Difference..................................................................1.5

         Pre-Closing Tax Period...........................................................................12.2
         Post-Closing Tax Period..........................................................................12.2
         Proprietary Rights...............................................................................2.19
         Purchase Price...................................................................................1.2

         Shares...........................................................................................Recitals
         Stockholder......................................................................................Preamble
         Stockholder's 401(k) Plan........................................................................11.7
         Stockholder's Health Plan........................................................................11.7
         Stockholder's Minimum Amount.....................................................................12.5
         Straddle Period..................................................................................11.1

         Tax (Taxes, Taxable, Taxing).....................................................................2.9
         Tax Claim........................................................................................12.6
         Tax Indemnified Party............................................................................12.6
         Tax Indemnifying Party...........................................................................12.6
         Tax Return.......................................................................................2.9
         Third Party Claim................................................................................12.3

         Welfare Plans....................................................................................11.7
         Working Capital Calculation......................................................................1.4
         Working Capital Difference.......................................................................1.4
         Working Capital Deficiency.......................................................................1.4
         Working Capital Surplus..........................................................................1.4

                         AGREEMENT OF PURCHASE AND SALE


     AGREEMENT (the "Agreement") made as of August 26, 2004, by and among PATIENT INFOSYSTEMS, Inc., a Delaware corporation (the "Buyer"), CBCA CARE MANAGEMENT, INC., a New York corporation (the "Acquired Company"), and CBCA Inc., a Delaware corporation and the sole stockholder of the Acquired Company (the "Stockholder").

                              W I T N E S S E T H:

     WHEREAS, the Stockholder owns all of the issued and outstanding shares (the "Shares") of the common stock, without par value, of the Acquired Company (the "Common Stock"); and

     WHEREAS, the Stockholder desires to sell, assign and convey the Shares to the Buyer and the Buyer desires to purchase, acquire and accept the Shares from the Stockholder upon the terms and subject to the conditions hereinafter provided;

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

ARTICLE I.

                           PURCHASE AND SALE OF SHARES

1.1  Purchase and Sale of Shares.

     Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties and covenants herein contained, effective at the Closing (as hereinafter defined) the Stockholder hereby agrees to sell, assign, convey and transfer the Shares to the Buyer, and the Buyer hereby agrees to purchase, acquire and accept the Shares from the Stockholder.

1.2  Purchase Price.

     The purchase price (the "Purchase Price") for the Shares shall be equal to $7,100,000, as adjusted post-closing by (i) any Net Income Adjustment (as hereinafter defined) and (ii) any Working Capital Difference (as hereinafter defined).

1.3  Payment of Purchase Price.

(a) On the date hereof, the Buyer shall pay to the Stockholder an amount equal to $710,000 (the "Deposit") by wire transfer to such account as shall be designated by the Stockholder in writing. Such deposit shall only be refundable to the Buyer in the event this Agreement is terminated by the Buyer pursuant to Section 10.1(c)(i), (ii), (iii), (iv) or (vi) hereof.

(b) At the Closing, in payment for the Shares, the Buyer shall pay the balance of the Purchase Price (the "Closing Payment") equal to $6,390,000 subject to adjustment as set forth herein. The Closing Payment shall be payable as follows:

     (i) $5,390,000 to the Stockholder, payable by wire transfer in immediately available funds to the account designated by the Stockholder;

     (ii) .$1,000,000 (the "Escrow Amount") to the Escrow Agent (as hereinafter defined in Section 1.6) to be held pursuant to the terms of Section 1.6.

1.4  Post-Closing Adjustment Based on Working Capital.

(a) Attached hereto as Exhibit A-1, the Stockholder has prepared, based upon its good faith estimates and assumptions and using the same practices, principles and methodologies used in preparing the Financial Statement which practices, principles and methodologies are consistent with respect to the line items set forth on Exhibit A-1 with generally accepted accounting principles consistently applied ("GAAP"), a statement showing thereon the calculation of the working capital amount as of June 30, 2004 (the "June 30 Working Capital Amount") for the Acquired Company obtained by subtracting: (i) current liabilities (excluding accrued vacation and sick leave, but including any employment tax or withholding liabilities associated with the exercise or cash-out of options or warrants) of the Acquired Company, from (ii) current assets (excluding unearned revenues but including earned but unbilled revenues) of the Acquired Company; it being acknowledged that no amount outstanding from the Acquired Company to the Stockholder, or from the Stockholder to the Acquired Company, shall in any manner enter into the foregoing calculation (such calculation being referred to as the "Working Capital Calculation").

(b) As soon as is practicable after the Closing Date, but in any event within 30 days of the Closing Date, the Buyer, with the cooperation of the Stockholder, shall prepare, (at the Buyer's expense), using the same practices, principles and methodologies used by the Stockholder, and shall deliver to the Stockholder a statement (the "Buyer's Working Capital Statement") showing thereon the Buyer's calculation of the Working Capital Amount for the Acquired Company as of June 30, 2004 and as of the Closing Date obtained by using the Working Capital Calculation. If by the end of such 30-day period the Stockholder does not receive the Buyer's Working Capital Statement from the Buyer, then no adjustment to the Purchase Price shall result from any Working Capital Difference.

(c) In the event that the Stockholder disagrees with the Buyer's determination set forth in the Buyer's Working Capital Statement, the Stockholder shall, within 10 days of its receipt of such Statement, deliver written notice of such disputed item or items to the Buyer and the Buyer and the Stockholder shall thereupon endeavor to reach agreement with respect thereto. Any failure of the Stockholder to deliver such notice within such 10-day period with respect to any item or items shall be deemed conclusive acceptance by the Stockholder of such item or items. If agreement with respect to any disputed item identified in a notice as aforesaid shall not have been reached within 10 days of the date of such notice of disagreement, such disputed item or items shall be submitted for final determination to a firm of independent public accountants reasonably acceptable to both the Buyer and the Stockholder (which shall not be any accounting firm retained on a regular basis by the Buyer, the Acquired Company or the Stockholder), the cost of which shall be borne equally by the Stockholder and the Buyer. The determination of such independent public accountants with respect to any item or items shall be conclusive and be binding upon the parties.

(d) The final Working Capital Calculation, as determined by the parties pursuant to this Section 1.4, as of June 30, 2004, shall be referred to as the "Final June 30 Working Capital Amount." The final Working Capital Calculation, as determined by the parties pursuant to this Section 1.4, as of the Closing Date, shall be referred to as the "Final Closing Working Capital Amount."

(e) In the event that the Final Closing Working Capital Amount is less than the Final June 30 Working Capital Amount by an amount in excess of $50,000, such excess amount shall be referred to herein as the "Working Capital Deficiency." In the event that the Final Closing Working Capital Amount is greater than the Final June 30 Working Capital Amount by an amount in excess of $50,000, such excess amount shall be referred to herein as the "Working Capital Surplus." Collectively, the Working Capital Deficiency and the Working Capital Surplus shall be referred to as the "Working Capital Difference."

(f) Within ten days after the final determination of the Working Capital Difference, the amount of (i) any Working Capital Surplus shall be paid by the Buyer to the Stockholder, or (ii) any Working Capital Deficiency shall be paid by the Stockholder to the Buyer, in either case by wire transfer of immediately available funds.

1.5  Post-Closing Adjustment Based Upon Net Income.

(a) Attached as Exhibit A-2 hereto is the Net Income (as hereinafter defined) of the Acquired Company for the six-month period ended June 30, 2004 (such amount being the "June 30 Net Income Amount"). For purposes of this Agreement, "Net Income" for the Acquired Company shall mean (i) net revenues, minus (ii) cost of goods sold and direct real property rent expense, each such item calculated using the same practices, principles and methodologies consistent with GAAP and with the practices, principles and methodologies used in preparing the Financial Statements.

(b) Within 30 days following the Closing Date, the Buyer shall have the opportunity to conduct a review of the financial statements of the Acquired Company for purposes of determining the Net Income for the six-month period ended June 30, 2004, with the expenses of such audit being split equally by the Buyer and the Stockholder, provided, that the audit costs payable by the Stockholder shall not exceed $25,000. Such audit shall be completed no later than 30 days following the Closing Date. Upon completion of such audit, if the Buyer shall have determined that the Net Income for the Acquired Company for such period differs from the June 30 Net Income Amount as set forth on Exhibit A-2 hereto, then the Buyer shall promptly deliver a notice (the "Notice of Net Income Difference") to the Stockholder within such 30-day period specifying those items and amounts as to which the Buyer believes the Net Income for the Acquired Company differs from the June 30 Net Income Amount, including an explanation in reasonable detail of the basis on which the Buyer believes such differences are warranted.

(c) Within 10 days of its receipt of a Notice of Net Income Difference, the Stockholder may deliver a written notice to the Buyer objecting to the Buyer's calculation of Net Income set forth in the Notice of Net Income Difference. If the Buyer does not receive such an objection notice within such 10-day period, the Net Income calculation set forth in the Notice of Net Income Difference shall be deemed to have been accepted by the Stockholder and shall become binding upon the Buyer and the Stockholder. In the event the Stockholder delivers such an objection notice, the parties shall utilize the procedures set forth in Section 1.4(c) to resolve the dispute regarding Net Income, provided, however, that the parties shall have resolved all disputes relating to the Net Income by no later than 60 days after the Closing Date.

(d)  Upon the final  determination of Net Income by the parties pursuant to this
     Section 1.5, to the extent the final Net Income amount differs from the June 30 Net Income Amount set forth on Exhibit A-2 hereto, the Purchase Price shall be modified as follows: (i) if June 30 Net Income Amount exceeds the Final Net Income Amount by more than $300,000, the Purchase Price shall be reduced by an amount equal to (A) the amount of such excess over $300,000, multiplied by (B) the Net Income Factor (such amount being a "Net Income Decrease"); or (ii) if the final Net Income amount is greater than the June 30 Net Income Amount, the Purchase Price shall be increased by an amount equal to (C) the amount of such difference, multiplied by (D) the Net Income Factor (such amount being a "Net Income Increase", collectively, with the Net Income Decrease, the "Net Income Adjustment"). For purposes hereof, the Net Income Factor shall equal 7,100,000 divided by the number that equals two times the June 30 Net Income Amount.

(e) In the event of the final determination of any Net Income Increase, the Buyer shall promptly pay such amount, not to exceed $750,000, to the
     Stockholder by wire transfer of immediately available funds. Notwithstanding the amount of a Net Income Increase, in no event shall the amounts payable to the Stockholder resulting from a Net Income Increase exceed $750,000. In the event of the final determination of any Net Income Decrease, upon the Buyer's delivery of notice to the Escrow Agent with appropriate instructions, (i) the Escrow Agent shall make a payment to the Buyer from the Net Income Escrow by the amount of the Net Income Decrease by wire transfer of immediately available funds, and (ii) the Escrow Agent shall promptly remit the remaining entirety of the Net Income Escrow Amount (following payment of the Net Increase Decrease to the Buyer pursuant to subsection (i)) to the Stockholder by wire transfer of immediately available funds. Notwithstanding the amount of a Net Income Decrease, in no event shall the amount payable to the Buyer resulting from a Net Income Decrease exceed the amount of the $750,000 originally deposited in the Net Income Escrow.

1.6  Escrow.

     The Escrow Amount shall be held in escrow (the "Escrow") by Continental Stock Transfer & Trust Company (the "Escrow Agent"), in accordance with the terms of the escrow agreement to be entered into between the Buyer and the Stockholder (the "Escrow Agreement") in a form reasonably acceptable to the parties hereto, on the date hereof. The Escrow Amount shall be comprised of two
(2) separate escrow accounts, with $750,000 (the "Net Income Escrow Amount") of such escrow being held for no longer than necessary pursuant to Section 1.5 hereof to compensate the Buyer for any Net Income Decrease, and (ii) with $250,000 (the "Indemnity Escrow Amount") of such escrow being held for the 12-month period following the Closing Date to compensate any Indemnified Party pursuant to Article XII hereof. The Net Income Escrow Amount shall be the Buyer's exclusive remedy for the full extent of any Net Income Decrease, and the Indemnity Escrow Amount shall be the Buyer's exclusive remedy for any claims for Damages made after the Closing (other than a claim for fraud or if the Buyer is seeking specific performance under Section 14.4) with respect to the matters set forth in this Agreement except as otherwise expressly stated herein.

ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                   OF THE STOCKHOLDER AND THE ACQUIRED COMPANY

     Except as set forth in the Disclosure Schedules by Stockholder and the Acquired Company delivered contemporaneously with the execution and delivery of this Agreement, which shall refer to the section of this Agreement to which the disclosure(s) is meant to provide an exception, (provided that all information disclosed in such Disclosure Schedule shall be deemed disclosed thereunder and incorporated into any other section thereof in which it should be clear on its face that such disclosure applies to such section) each of the Stockholder and the Acquired Company, jointly and severally, hereby represent and warrant that:

2.1  Incorporation; Subsidiaries.

     The Acquired Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and the Acquired Company has the full corporate power and authority to own or hold under lease the assets and properties which it owns or holds under lease, to perform all obligations under the agreements to which it is a party (including, without limitation, this Agreement) and to conduct its business and to enter into this Agreement and all other agreements to be executed and delivered by it hereunder. The Acquired Company is qualified to do business and is in good standing in each other jurisdiction wherein the failure so to qualify would have a Material Adverse Effect on the Acquired Company. The Acquired Company does not have any subsidiaries, or own any capital stock or other proprietary interest, directly or indirectly, in any other corporation, limited liability company, association, trust, partnership, joint venture or other entity, and the Acquired Company does not have any agreement to acquire any such capital stock or other proprietary interest. The copies of the certificate of incorporation and by-laws of the Acquired Company which have been delivered to the Buyer are complete and correct.

2.2  Authorization.

     The execution and delivery of this Agreement by the Acquired Company, the performance by the Acquired Company of its covenants and agreements hereunder and the consummation by the Acquired Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding obligation of the Acquired Company enforceable against the Acquired Company in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitation on the availability of equitable remedies.

2.3  Conflicts.

     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate (a) any provision of the certificate of incorporation or by-laws of the Acquired Company, or (b) any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, binding upon the Acquired Company, or (c) conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination of, or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of, any contract or agreement to which the Acquired Company is a party or by which the Acquired Company or any of its assets is bound, except, with respect to clauses (b) and (c) hereof, for those violations that would not have a Material Adverse Effect on the Acquired
Company. Other than as set forth on Schedule 2.3, no consents, approvals or authorizations, or filings or registrations with any governmental agency or authority or any other person or entity are required in connection with the execution and delivery of this Agreement by the Acquired Company or the consummation by the Acquired Company of the transactions contemplated hereby except for those consents, approvals or authorizations, filings or registrations that would not have a Material Adverse Effect on the Acquired Company.

2.4  Capitalization.

     The authorized capital stock of the Acquired Company consists of 200 shares of Common Stock, all of which are issued and outstanding and are owned by the Stockholder. All of the outstanding shares of Common Stock are duly authorized and have been validly issued and are fully-paid and non-assessable and have been issued without violation of any preemptive rights of any person; there are no subscriptions, warrants, options, calls, commitments by or agreements to which the Acquired Company is bound relating to the issuance of any shares of capital stock; and, neither the Stockholder nor the Acquired Company is party to any agreement, whether written or oral, relating to the voting or control of any shares of Common Stock, or obligating the Acquired Company, directly or indirectly, to sell any assets in a transaction which is not in the ordinary course of business.

2.5  Financial Statements.

(a) The Acquired Company has delivered to the Buyer on the date hereof, the unaudited balance sheets of the Acquired Company at and as of December 31, 2002, and 2003, respectively, and the related unaudited statements of income for each of the two consecutive calendar years ended December 31, 2003 as attached hereto as Exhibit 2.5(a) (the "Historical Financial Statements"). The Historical Financial Statements are true and correct in all material respects and have been prepared in accordance with GAAP. The Historical Financial Statements fairly present, in all material respects, the financial position and results of operations of the Acquired Company, and the changes in its cash flows, at the dates shown and for the periods therein specified. The balance sheets constituting a part of the Historical Financial Statements fairly present, in all material respects, all liabilities of the Acquired Company of the types which are required to be set forth therein as at the date thereof. All normal year-end adjustments necessary to present fairly, in all material respects, the financial position and results of operations of the Acquired Company, and the changes in its cash flows, for the periods covered by the Historical Financial Statements have been made and are reflected therein.

(b) The Acquired Company has delivered to the Buyer on the date hereof, the unaudited balance sheet of the Acquired Company at and as of June 30, 2004 (the "Interim Balance Sheet"), and the related unaudited statements of income for the six months then ended as attached hereto as Exhibit 2.5(b) (the "Interim Financial Statements" and, together with the Historical Financial Statements, the "Financial Statements"). The Interim Financial Statements are true and correct in all material respects and have been prepared in accordance with GAAP, and on a basis consistent with the Historical Financial Statements, except as otherwise indicated therein. The Interim Financial Statements fairly present, in all material respects, the financial position and results of operations of the Acquired Company and the changes in its cash flows, at the dates shown and for the periods therein specified. The Interim Balance Sheet constituting a part of the Interim Financial Statements fairly present, in all material respects, all liabilities of the Acquired Company of the types which are required to be set forth therein as and at the dates thereof. All adjustments necessary to present fairly, in all material respects, the financial position and results of operations of the Acquired Company, and the changes in cash flows have been included in the Interim Balance Sheet, subject to normal year-end adjustments which would not reasonably be expected to be materially adverse to the Acquired Company's business or condition.

(c) The books and records relating to the results of operations and financial condition of the Acquired Company and the Financial Statements, subject to the lack of allocations among affiliated entities of the Acquired Company, are in a form and condition which may be audited by the Buyer's independent certified public accountants in accordance with GAAP and as contemplated by
     Section 1.5 hereof.

2.6  No Undisclosed Liabilities.

     Except to the extent set forth in or provided for in the Financial Statements, this Agreement, or the schedules hereto, except for liabilities and obligations of the Acquired Company incurred subsequent to the date of the Interim Financial Statements in the ordinary course of business consistent with past practice, including, without limitation, liabilities, and obligations of continued performance under all contracts, agreements, commitments, proposals, work orders, specifications and other undertakings in respect of all work to be performed by the Acquired Company, and liabilities and obligations for legal and accounting fees arising out of the transactions contemplated hereby, the Acquired Company does not have any liabilities, whether accrued, absolute, contingent, or otherwise, whether due or to become due and whether the amount thereof is readily ascertainable or not which, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Company.

2.7  Books and Records.

     The books of account, minute books, stock record books, and other records of the Acquired Company, all of which have been made available to the Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls in all material respects. The minute books of the Acquired Company contain accurate and complete records, in all material respects, of all meetings held of, and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of the Acquired Company, and no meeting of any such stockholders, boards of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Company.

2.8  Absence of Certain Changes.

     Subsequent to June 30, 2004, except for the execution and delivery of this Agreement and except for the satisfaction of the conditions to Closing hereunder, and except as identified in Schedule 2.8 attached hereto, the Acquired Company has not:

(a) declared, set aside or made any dividend or other payment or distribution upon any of its capital stock, or directly or indirectly purchased, redeemed, or otherwise acquired or disposed of its capital stock; other than the distributions made to its affiliates in accordance with its cash management policies of the Acquired Company and its affiliates in the ordinary course of business as described in Schedule 2.8;

(b) issued any notes or other corporate debt securities or paid or discharged any outstanding indebtedness, except (i) in the ordinary course of business consistent with past practice, (ii) pursuant to the terms of any existing contractual obligations described in Schedule 2.8(b), or (iii) to its affiliates in accordance with the cash management policies of the Acquired Company and its affiliates in the ordinary course of business; or agreed to waive any of its rights with respect to any material liability except in the ordinary course of its business consistent with past practice;

(c) mortgaged, pledged or subjected to any Lien (as hereinafter defined) any of its material assets or properties; entered into any lease of real property or buildings; or, except in the ordinary course of business consistent with past practice, entered into any lease of machinery or equipment or sold or transferred any tangible or intangible asset or property;

(d) effected any increase in salary, wages, or other compensation of any kind, whether current or deferred, to any officer, employee, or agent of the Acquired Company, other than routine increases in the ordinary course of business consistent with past practice or as was required from time to time by governmental legislation affecting wages and except as required or permitted by the terms of plans or arrangements existing prior to such date; made any bonus, pension, option, deferred compensation, or retirement payment, severance, profit sharing, or like payment; entered into any salary, wage, severance, or other compensation agreement with a term of one year or longer with any employee or made any contribution to any trust or plan for the benefit of employees, except as required or permitted by the terms of plans or arrangements existing prior to such date;

(e) entered into any transaction other than in the ordinary course of business consistent with past practice, except in connection with the execution and performance of this Agreement and the transactions contemplated hereby, or terminated, discontinued, closed or disposed of any plant, facility or operation;

(f) suffered any material damage, destruction, or loss to any of its assets or properties (whether or not covered by insurance); or

(g)  suffered any Material Adverse Effect on the Acquired Company.

          and, since June 30, 2004, there has been no occurrence, circumstance or combination thereof which would be expected to result in any Material Adverse Effect on the Acquired Company. For purposes of this Agreement, the term "Lien" shall be defined to mean any mortgage, deed of trust, security interest, pledge, lien, or other charge or encumbrance of any nature except: (a) liens for taxes, assessments, or governmental charges or levies not yet due and delinquent or disputed in good faith, (b) liens disclosed in the Financial Statements, and (c) liens consisting of zoning or planning restrictions, easements, permits, and any other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property by the Acquired Company.

2.9  Tax Matters.

(a)  For purposes of this Agreement:

     (i) "Tax" (or "Taxes" or "Taxable" or "Taxing" where the context requires) means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
          Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person.

     (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(b) Each of the Stockholder and the Acquired Company has filed all Tax Returns that it is required to file under applicable laws and regulations, other than those for which it has procured extensions. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by the Acquired Company (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where the Acquired Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Acquired Company.

(c) The Acquired Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(d) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Acquired Company. The Acquired Company has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Acquired Company has not filed Tax Returns) any written (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Acquired Company. Schedule 2.9 lists all federal, state, local and foreign income Tax Returns filed with respect to the Acquired Company for taxable periods ended on or after December 31, 2002, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit, which audit involves or relates to tax matters of the Acquired Company. The Stockholder has made available (or has caused the Acquired Company to make available) to Buyer correct and complete copies of all Tax Returns filed separately by the Acquired Company since December 31, 2002. With respect to Tax Returns filed on a consolidated basis, the Stockholder has made available to Buyer all information reasonably requested by Buyer directly relating to the Acquired Company.

(e) The Acquired Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) The Acquired Company has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Acquired Company is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) that is related to the transactions contemplated by this Agreement and (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law). The Acquired Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code
     Section 897(c)(1)(A)(ii). The Acquired Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
     Section 6662. The Acquired Company has not (A) been a member of an affiliated group (within the meaning Code Section 1504(a) or any similar provision of state, local or foreign law) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Stockholder) or (B) had any liability for the Taxes of any person (other than the Acquired Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(g) The unpaid Taxes of the Acquired Company (A) did not, as of June 30, 2004, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Company in filing its Tax Returns. Since the date of the Interim Balance Sheet, the Acquired Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business of the Acquired Company consistent with past custom and practice.

(h) The Acquired Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code
     Section 7121 (or any corresponding or similar provision of state, local or foreign income tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or
     (E) prepaid amount received on or prior to the Closing Date.

(i) The Acquired Company has not distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(j) All tax sharing agreements between the Acquired Company and Stockholder have been terminated.

(k)  Stockholder  shall not elect to retain any net operating  loss carryover or
     capital  loss   carryover   of  the   Acquired   Company  (or  any  of  its
     subsidiaries).

2.10 Title.

     The Acquired Company or the Stockholder has good and valid title to all of the assets and properties used in connection with the business of the Acquired Company at its facilities located at Las Vegas, Nevada; and Dallas, Texas (the "Facilities"), in each case free and clear of all Liens. In connection with the Liens described on Schedule 2.10 attached hereto, the Acquired Company has received from the respective lenders and delivered to the Buyer any and all consents necessary to authorize the valid and binding execution by the Stockholder and the Acquired Company of this Agreement as a result of which there will not be an event of default under the arrangements or agreements that give rise to such Liens. The Acquired Company or the Stockholder leases or owns all tangible properties and assets necessary for the operation of the business of the Acquired Company as currently conducted, and such tangible assets and properties include all of the assets and properties, of every kind and nature, and wherever located, which are utilized by the Acquired Company at the Facilities in the conduct of its business. Neither the Acquired Company nor the Stockholder has received written notice of any violation of, or default under, any law, ordinance, order, regulation, or governmental or contractual requirement relating to owned or leased properties which remains uncured or has not been dismissed. All leases pursuant to which the Stockholder or Acquired Company leases real and personal property from others used in connection with the business of the Acquired Company at the Facilities; are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or would constitute a basis for a claim of force majeure or other claim of excusable delay or non-performance). All the tangible personal property owned or leased by the Acquired Company or the Stockholder and used by the Acquired Company in the ordinary course of its business, except for obsolete equipment, inventory or machinery which the Acquired Company retains from time to time for spare or replacement parts or accessories, is in good operating condition and repair in all material respects subject only to ordinary wear and tear, and conforms in all material respects to all applicable laws, ordinances orders, regulations or governmental or contractual requirements relating to their operation.

2.11 Real Estate.

     The Acquired Company does not own any real property.  Set forth on Schedule
2.11 is a brief description of every lease or agreement (including, in each case, a brief description of the property covered) under which the Acquired Company or the Stockholder is lessee of, or holds or operates, any real estate owned by any third party used primarily in connection with the business of the Acquired Company. Each such lease and agreement is in full force and effect and constitutes a legal, valid and binding obligation of the Acquired Company and, to the knowledge of the Acquired Company, of the respective parties thereto, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitation on the availability of equitable remedies. The Acquired Company is not in default under any such lease or agreement, nor is any other party to any such lease or agreement in default thereunder; and no event has occurred, or is alleged to have occurred, which constitutes, or with lapse of time or giving of notice or both would constitute, a default by any other party to any such lease or agreement or a basis for a claim of force majeure or other claim of excusable delay or non-performance thereunder. To the knowledge of the Acquired Company, there is no condition, whether occurring naturally or from any cause whatsoever, which would prevent any of the real properties leased by the Acquired Company from having sufficient subjacent or lateral support in any material respect to support adequately any structure, nor is any part of the real properties leased by the Acquired Company in a flood plain area, or affected by any adverse environmental conditions, including but not limited to, chemicals or hazardous or non-hazardous wastes which violate any Environmental Laws (as hereinafter defined).

2.12 Accounts Receivable.

     All accounts receivable of the Acquired Company shown on the Financial Statements represent or will represent, as of the respective dates thereof, valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the knowledge of the Stockholder, there is no contest, claim or right of set-off under any contract or agreement with any obligor of any account receivable relating to the amount or validity of such account receivable. The accounts receivable of the Acquired Company created since the Interim Balance Sheet have been created in the ordinary course of business consistent with past practice. Schedule 2.12 sets forth a complete and accurate list of all accounts receivable as of the date hereof, which list sets forth the aging of such accounts receivable.

2.13 Contractual and Other Obligations.

     Set forth in Schedule 2.13 attached hereto are a list and brief description of all contracts, agreements, licenses, leases (other than those disclosed on Schedule 2.11 and Schedule 2.14), mortgages, binding arrangements (written or oral), and other documents to which the Acquired Company is a party or by which the Acquired Company or any of its respective assets or properties are or may be bound with respect to: (i) obligations of any party thereto is in excess of $25,000; (ii) all obligations and liabilities of the Acquired Company in excess of $25,000 pursuant to uncompleted orders for the purchase by the Acquired Company of materials, supplies, equipment and services for the requirements of its business; (iii) any and all warranty or service obligations and liabilities of the Acquired Company, and all other contingent obligations and liabilities required to be disclosed in accordance with GAAP, in each case if in excess of $25,000; (iv) lease of real property at all locations, and the proprietors thereof, other than the principal place of business of the Acquired Company, at which any of the assets or properties of the Acquired Company are located; (v) all contracts, agreements, arrangements (written or oral), and other documents regulating or controlling or otherwise affecting the voting or disposition of the capital stock of the Acquired Company or affecting the management of the Acquired Company, other than its certificate of incorporation or by-laws; (vi) all contracts, agreements, binding arrangements (written or oral), licenses, and leases to which the Acquired Company is a party or to which the Stockholder is a party that is material to the Acquired Company in connection with its business (other than those disclosed on Schedule 2.11 and Schedule 2.14), mortgages, binding arrangements (written or oral), and other documents that in any way purport to restrict the Acquired Company's business or condition or limit the freedom of the Acquired Company to engage in any line of business or to compete with any person; (vii) all powers of attorney that relate directly to the Acquired Company and that are currently effective and outstanding; (viii) all contracts, agreements, licenses, leases (other than those disclosed on Schedule
2.11 and Schedule 2.14), mortgages, binding arrangements (written or oral), and other documents that contain or provide for an express undertaking by the Acquired Company to be responsible for consequential damages; (ix) all other contracts, licenses, agreements, arrangements (written or oral), and other documents which are material to the Acquired Company's business or condition. No event has occurred, or is alleged to have occurred, which constitutes or with lapse of time or the giving of notice or both, would constitute a default by the Acquired Company or a basis for a claim of force majeure or other claim of excusable delay or non-performance by the Acquired Company under any of the foregoing (including those disclosed on Schedule 2.11 and Schedule 2.14). To the knowledge of the Stockholder and the Acquired Company, no party with whom the Acquired Company has a contract or agreement set forth in Schedules 2.11, 2.13 and 2.14 is in default in the performance of any covenant or condition thereunder or has failed in performance thereunder by reason of a claim of force majeure or other claim of excusable delay or non-performance thereunder.

2.14 Compensation.

     Set forth in Schedule 2.14 attached hereto are all employment agreements between the Acquired Company and any employees of the Acquired Company with regard to compensation except agreements terminable by the Acquired Company on not more than 30 days notice without penalty. Set forth on Schedule 2.14 is a list of the following items, which are correct in all material respects as of the date hereof: (i) all employees of the Acquired Company and their respective positions, base salaries, vacation accrued, and date of hire used by the Acquired Company for purposes of vesting and eligibility to participate under any of the Acquired Company's pension, retirement, profit-sharing, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other employee benefit plan; (ii) all sales agents, sales representatives, dealers and distributors retained or utilized by the Acquired Company and a summary of the basis on which each is compensated with respect to sales commission, and (iii) all unions or other collective bargaining units which have been certified or recognized by the Acquired Company as representing any of its employees.

2.15 Employee Benefit Plan.

(a) Except as listed and accurately described in Schedule 2.15 attached hereto, the Acquired Company does not maintain, sponsor or contribute to or is not required to make contributions to any pensions, profit sharing, bonus, incentive, welfare, or other employee benefit plan. All pension, profit-sharing, bonus, incentive, welfare, or other employee benefit plans within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which the employees of the Acquired Company participate (such plans and related trusts, insurance, and annuity contracts, funding media, and related agreements and arrangements, other than any "multiemployer plan" (within the meaning of section 3(37) of ERISA) being hereinafter referred to as the "Benefit Plans," and such multiemployer plans being hereinafter referred to as the "Multiemployer Plans") as are listed on Schedule 2.15 continue to be in effect as of the date hereof. The Acquired Company, has made all contributions to the Benefit Plans and the Multiemployer Plans when due except for any failure that would not result in a Material Adverse Effect on the Acquired Company. Neither Buyer nor the Acquired Company will (i) have an obligation to assume any Benefit Plan in connection with the transactions contemplated by this Agreement, or (ii) have an obligation to make a contribution to any Benefit Plan. Neither the Stockholder nor the Acquired Company contributes, or is obligated to contribute or has ever been obligated to contribute to Multiemployer Plans or any Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA). The Acquired Company has not withdrawn (partially or totally within the meaning of ERISA) from any Multiemployer Plan.

(b) Each Benefit Plan intended to qualify under Section 401(a) of the Code, and each trust intended to be tax exempt under Code Section 501(a), (i) has received a favorable determination letter from the IRS as to its qualification under the Code (or such a letter has been or will be applied for prior to expiration of the applicable remedial amendment period) and
     (ii) incorporates or had been amended to in incorporate all provisions to comply with the legislation commonly referred to as "GUST" and "EGTRRA;" no such determination letter has been revoked and, to the Knowledge of the Stockholder and the Acquired Company, nothing has occurred, whether action or failure to act, which would reasonably be expected to cause the loss of such qualification or which would likely result in material costs to the Acquired Company under the Internal Revenue Service's Employee Plans Compliance Resolution System.

(c) To the knowledge of the Stockholder, the Acquired Company has not engaged in a "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under
     Section 408 of ERISA or an administrative exemption, with respect to any Benefit Plan.

(d) No employees of the Acquired Company are receiving disability benefits from the Stockholder's long-term disability plan or benefits pursuant to the Stockholder's workers' compensation policy.

2.16 Labor Relations.

     The Acquired Company is not a party to any collective bargaining agreement. There are no labor, safety or discrimination claims or suits pending or, to the knowledge of the Acquired Company, threatened between the Acquired Company and any of the employees of the Acquired Company that are reasonably expected to result in material liability to the Acquired Company and the Company does not know of any activities or proceedings of any labor union to organize any Acquired Company employees. The Acquired Company has complied in all respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and is not liable, in any material respect, for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing.

2.17 Interests of Affiliates.

(a) Neither the Stockholder nor the officers or directors of the Acquired Company, have any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Acquired Company, except for the Stockholder's interest through ownership of the capital stock of the Acquired Company and rights under existing employee benefit plans described in Section 2.15 hereof.

(b) Neither the Stockholder nor the officers or directors of the Acquired Company, own, directly or indirectly, any interest in, or is a director, officer or stockholder of, any business which is a competitor or a significant supplier of the Acquired Company.

2.18 Insurance.

     As of the date of this Agreement, the Acquired Company maintains insurance policies, and bonding arrangements, covering all of its assets and properties and the various occurrences which may arise in connection with the operation of its business. Schedule 2.18 attached hereto completely and accurately lists and summarizes the principal terms of all such insurance policies and bonding arrangements. Such policies and bonding arrangements are in full force and effect, all premiums due thereon have been paid, and the Acquired Company has complied in all respects with the provisions of such policies and bonding arrangements. Such insurance and bonding arrangements are of comparable amounts and coverage as that which companies engaged in a similar business would maintain in accordance with good business practice. The Acquired Company has not received any notices of any pending or threatened terminations or premium increases with respect to any such policies or bonding arrangements, and such policies and bonding arrangements will not be modified as a result of or terminate or lapse by reason of the transactions contemplated by this Agreement. Neither the Buyer nor the Acquired Company will have any obligation to assume any obligation under any such insurance policy in connection with the transaction contemplated by this Agreement.

2.19 Intellectual Property.

(a) Set forth in Schedule 2.19 annexed hereto is a list and brief description of all of the Proprietary Rights (as hereinafter defined but, for purposes of Schedule 2.19, excluding (iv) below) owned by the Acquired Company or used by the Acquired Company in the operation of its business. The Acquired Company owns all right, title and interest in and to all such Proprietary Rights owned by it, free and clear of all Liens. The Proprietary Rights listed in Schedule 2.19 are all such rights used, in connection with the operation and conduct of the business of the Acquired Company as currently operated and conducted; no adverse claims have been made, and no dispute has arisen, with respect to any of the said Proprietary Rights; and, to the Acquired Company's knowledge, the operations of the Acquired Company and the use by it of its Proprietary Rights do not involve infringement or claimed infringement of any patent, trademark, servicemark, tradename, copyright, license or similar right. The Acquired Company has not caused or allowed any of its trade secrets or know-how to enter into the public domain. For purposes hereof, "Proprietary Rights" shall mean: (i) all patents and patent applications (including all provisional, divisions, continuations, continuations in part and reissues); (ii) all fictional business names, tradenames, registered and unregistered trademarks, servicemarks and applications and registered domestic and foreign internet domain names; (iii) copyrights, registered or unregistered, in both published works and unpublished works; and (iv) all know-how, trade secrets, customer lists, confidential information, software, technical information, data, process technology, plans, drawings and blueprints.

(b) No other persons or businesses have received from the Acquired Company the right to use nor, to the knowledge of the Acquired Company, are there any persons or businesses using any tradename set forth in Schedule 2.19, or any variant thereof, singly or in combination with any other term, and no persons or businesses otherwise using any such tradename, or any variant thereof, singly or in combination with any other term, have ever attempted to restrain the Acquired Company from using such name or any variant thereof, singly or in combination with any other term.

2.20 Disputes and Litigation.

     Except as described in Schedule 2.20 attached hereto, there is no action, suit, proceeding, or claim, pending or, to the knowledge of the Stockholder or the Acquired Company, threatened, and no investigation by, any court or government or governmental agency or instrumentality, domestic or foreign, is pending or threatened, against the Acquired Company, the Stockholder with respect to the Acquired Company or any assets used by the Acquired Company at the Facilities or any of the assets and properties of the Acquired Company (before any court, government or governmental agency or instrumentality, domestic or foreign), nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any court or government or governmental agency or instrumentality, domestic or foreign, against the Acquired Company or any of its assets and properties.

2.21 Licenses; Franchises, Rights.

(a) The Acquired Company has (or has made timely application for) all franchises, licenses, permits and other governmental approvals necessary to enable it to carry on its business as currently conducted; and the employees and agents of the Acquired Company also have all such franchises, licenses, permits and other governmental approvals required of them in carrying out their duties on behalf of the Acquired Company. All such franchises, licenses, permits and other governmental approvals are in full force and effect, there has been no default or breach thereunder, and there is no pending or, to the knowledge of the Acquired Company, threatened proceeding under which any may be revoked, terminated or suspended. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not adversely affect or otherwise impair the ability of the Acquired Company, fully to enjoy the benefits of any of such franchises, licenses, permits or other governmental approvals. The Acquired Company has not violated, nor is alleged to have violated, any law, rule, regulation, judgment, stipulation, injunction, decree, determination, award or other order of any government, or governmental agency or instrumentality, domestic or foreign, binding upon the Acquired Company, except in each case for violations that would be reasonably expected to result in a Material Adverse Effect.

(b) Without limiting the generality of the foregoing, neither the consummation of the transactions contemplated by this Agreement nor any real property utilized by the Acquired Company nor any condition thereon violates any Environmental Laws (as hereinafter defined), which violation, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Company's business or condition, and no provisions of any Environmental Laws or regulations in any way affects the consummation of the transactions contemplated by this Agreement. Neither the Acquired Company, nor, to the knowledge of the Acquired Company, any owner of any property utilized by the Acquired Company: (i) has filed any notice under any Environmental Laws, indicating past or present treatment, storage or disposal of a hazardous or toxic waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment, or (ii) has any liability, contingent or otherwise, under any Environmental Laws in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance on any such property. No hazardous materials and no hazardous substances have been generated, treated, stored or disposed of or placed in violation of any Environmental Laws on any such property. To the knowledge of the Stockholder, there are no underground tanks on such properties.

(c) For purposes hereof, "Environmental Laws" shall mean any and all federal, state or local laws, statutes, ordinances, rules, regulations, orders or determinations of any federal, state or local governmental authority pertaining to health, safety, pollution or the environment in effect on the date hereof, including, without limitation, the federal Clean Air Act, as amended, Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, Water Pollution Control Act, as amended, Superfund Amendments and Reauthorization Act of 1986, as amended, Hazardous Materials Transportation Act, as amended, and all other environmental, conservation or protection laws.

2.22 Supplies and Equipment.

     The Acquired Company has not had any material problem in obtaining, in a timely manner and at market prices, any and all materials, supplies, equipment, and services used in its business, and the Acquired Company has no knowledge to the effect that its business may have problems with respect to the availability of such materials, supplies, equipment, and services. Except as set forth in
Schedule 2.22 attached hereto, no customer or supplier of the Acquired Company has, since June 30, 2004 through the date hereof, cancelled or threatened to cancel or otherwise materially modify its relationship with the Acquired Company.

2.23 Bank Accounts.

     Set forth in Schedule 2.23 attached hereto is a list of all bank and/or brokerage accounts maintained in the name of the Acquired Company and a list of persons having a power to sign on behalf of the Acquired Company with respect to each such account.

2.24 Disclosure.

     To the knowledge of the Stockholder, no representation or warranty made in this Agreement and none of the information furnished by the Stockholder or the Acquired Company set forth in the exhibits or schedules hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which made, not misleading.

ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER

     Except as set forth in the Disclosure Schedules by Stockholder and the Acquired Company delivered contemporaneously with the execution and delivery of this Agreement, which shall refer to the section of this Agreement to which the disclosure(s) is meant to provide an exception, (provided that all information disclosed in such Disclosure Schedule shall be deemed disclosed thereunder and incorporated into any other section thereof in which it should be clear on its face that such disclosure applies to such section) the Stockholder hereby represents and warrants that:

3.1  Authorization.

     The Stockholder has full power and authority to own the shares of Common Stock owned by it, to enter into this Agreement and to perform all obligations hereunder. The execution and delivery of this Agreement by the Stockholder, the performance by the Stockholder of its covenants and agreements hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized. When executed and delivered by the Stockholder, this Agreement shall constitute the valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms except as may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitation on the availability of equitable remedies.

3.2  Conflicts.

     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any provision of any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other instrumentality, domestic or foreign, binding upon the Stockholder, or conflict, except as set forth in Schedule 3.2 attached hereto, with or result in any breach of any of the terms of, or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any material nature pursuant to the terms, of any contract or agreement to which the Stockholder is a party or by which the Stockholder or any of its material properties or assets is bound. No consents, approvals or authorizations, or filings or registrations with any governmental agency or authority or any other person or entity are required in connection with the execution and delivery of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby.

3.3  Stock Ownership.

     The Stockholder owns the Shares free and clear of any Lien, and has the right to sell and transfer the Shares to the Buyer hereunder. The transfer of the Shares to the Buyer hereunder in accordance with the terms hereof will pass good and marketable title to the Shares to the Buyer, free and clear of any Lien, including, but not limited to, any agreement concerning the Shares among the current or prior stockholders of the Acquired Company.

ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents, warrants and covenants that:

4.1  Incorporation.

     The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby, including, without limitation, to acquire the Shares hereunder.

4.2  Authorization.

     The execution and delivery of this Agreement by the Buyer, the performance by the Buyer of its covenants and agreements hereunder, and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action. When executed and delivered by the Buyer this Agreement will constitute a valid and legally binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as may be limited or bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

4.3  Conflicts.

     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will violate any provision of the certificate of incorporation or by-laws of the Buyer or any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon the Buyer, or result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which the Buyer is a party or by which the Buyer or any of its assets and properties is bound, the result of which default, termination, creation or imposition would have a material adverse effect on the Buyer's business or condition. No consents, approvals or authorizations, or filings or registrations with any governmental agency or authority or any other person or entity are required in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby.

4.4  Investment Intention.

     The Buyer is purchasing the Shares hereunder not with a view to, or present intention of, distribution thereof in violation of the Securities Act of 1933, as amended.

ARTICLE V

                              PRE-CLOSING COVENANTS

5.1  General Pre-Closing Covenants.

     The Acquired Company and the Stockholder, jointly and severally, hereby covenant and agree that, except as consented to in writing by the Buyer (such consent not to be unreasonably withheld or delayed) or as otherwise contemplated hereunder, from and after the date of this Agreement and until the Closing, the Acquired Company shall:

(a) Make no purchase, sale, or lease in respect of, nor introduce any method of management or operation in respect of, its business or its assets and properties, except in a manner consistent with prior practice.

(b) Maintain, preserve, and in no way further encumber its assets and properties, other than inventory sold or used, accounts receivable collected upon, supplies used, and obsolete equipment and material disposed of, in each case in the ordinary course of business consistent with past practice, after the date hereof, for which, in the case of inventory and supplies, replacements have been or will be ordered or made consistent with the Acquired Company's prior practice, so that they will be available at the Closing.

(c) Use its commercially reasonable efforts: (i) to preserve its present business organization intact, (ii) to keep available the services of its present employees, and (iii) to preserve its present relationships with entities or persons having business dealings with it.

(d)  Maintain its books and records on a basis consistent with prior practice.

(e) Bill for products sold or services rendered and pay accounts payable in connection with its business, on a regular basis consistent with past practice.

(f) Comply in all material respects with all laws, rules, regulations, writs, statutes, ordinances, judgments, injunctions, decrees, determinations, awards, and other orders of every court, government and governmental agency and instrumentality, domestic or foreign, applicable to it and to the conduct of its business and perform all its obligations without material default.

(g) Not make any loans or advances, directly or indirectly, to the Stockholder, any affiliates of the Stockholder or any entities or persons affiliated with the Stockholder, and not make any loans or advances of any part of its assets and properties, directly or indirectly, to any such person or entity, except as otherwise permitted pursuant to the terms hereof.

(h) Not incur, or agree to incur, any indebtedness for money borrowed except in the ordinary course of its business, or issue any bond, debenture, note, or similar obligation.

(i)  Not mortgage, pledge, or subject to Lien any of its assets and properties.

(j) Not declare or pay any dividend or other distribution in respect of any of its capital stock, other than the distributions made to Stockholder in accordance with its cash management policies in the ordinary course of business as set forth on Schedule 2.8(b) hereto, or, directly or indirectly, purchase, redeem, or otherwise acquire or dispose of any share of its capital stock, and not, except in the ordinary course of business, pay or discharge any outstanding indebtedness.

(k) Maintain and pay all premiums with respect to all policies of insurance relating to its business and its assets and properties as are presently held in its name and timely renew or extend all such policies.

(l) Not make any change materially adverse to it in the terms of any material contract, license, lease, mortgage, or any other agreement to which it is a party.

(m) Not waive, cancel, sell, settle, or otherwise dispose of for less than the face value thereof any material claim or right it has against others, except with respect to accounts receivable discounted in the ordinary course of its business.

(n)  Not take any action described in Section 2.8(d).

(o) Not amend, modify, supplement, or in any way change any plan or arrangement established for the benefit of its employees, except for changes or modifications required under applicable law and regulations and changes generally applicable to employees of both the Stockholder and the Acquired Company.

(p) Take any action or fail to take any action which would result in any material breach of the representations, warranties or covenants contained herein.

(q) Not make or change any election, change an annual accounting period, adopt or materially change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Acquired Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Acquired Company, or take any other similar action relating to the filing of any Tax Return or the payment of an Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Acquired Company for any period ending after the Closing Date or decreasing any Tax attribute of the Acquired Company existing on the Closing Date.

5.2  Capitalization.

     Except as consented to in writing by the Buyer, from and after the date of this Agreement and until the Closing:

(a) No change shall be made or proposed in the certificate of incorporation or by-laws of the Acquired Company.

(b) The Acquired Company shall not: (i) issue, grant, sell or encumber any shares of its capital stock, (ii) issue, grant, sell or encumber any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock or other equity interests of the Acquired Company, (iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clause (i) or (ii) of this Paragraph (b), or
     (iv) make any other changes in its equity capital structure.

(c) The Acquired Company shall not split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, securities, indebtedness, rights, or property or any combination thereof) in respect of any shares of its capital stock or other equity interests, other than the distributions made to Stockholder in accordance with its cash management policies in the ordinary course of business set forth on Schedule 2.8 hereto, or redeem or otherwise acquire any shares of its capital stock or other equity interests.

5.3  Due Diligence.

     The Acquired Company shall afford the Buyer and each of its officers, employees, accountants, counsel, investment bankers (and their counsel) and other authorized representatives reasonable access, during ordinary business hours properties, books and records, and shall use its commercially reasonably efforts to cause its representatives to furnish to the Buyer such additional financial and operating data and other information as to its business and properties as the Buyer may from time to time reasonably request.

5.4  Notification of Certain Matters.

(a) Between the date hereof and the Closing, the Stockholder, the Acquired Company, and each of them, shall give prompt notice in writing to the Buyer of: (i) the occurrence, or failure to occur, of any event known to the Stockholder or the Acquired Company, which occurrence or failure would be likely to cause any representation or warranty of the Acquired Company or the Stockholder contained in this Agreement to be untrue or inaccurate to the extent such occurrence or failure would cause a Material Adverse Effect on the Acquired Company, (ii) any written notice or other communication received by the Acquired Company or the Stockholder from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (iii) any written notice or other communication received by the Acquired Company or the Stockholder from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, (iv) any actions, suits, claims, investigations or proceedings known to the Stockholder or the Acquired Company, which relate directly to the Acquired Company or to any of the assets used by the Acquired Company in connection with its business, commenced or overtly threatened against the Acquired Company or the Stockholder or relating to or involving or affecting the Acquired Company or which relate to the consummation of the transactions contemplated by this Agreement, and (v) any material failure known to the Stockholder or the Acquired Company, or any officer, director, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(b) The Acquired Company shall (i) confer on a regular basis with one or more designated representatives of the Buyer to report operational matters and to report the general status of ongoing operations, and (ii) notify the Buyer of any emergency or other material change in the normal course of business or in the operation of the properties of the Acquired Company and of the receipt by the Acquired Company or the Stockholder of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of the Acquired Company, and shall keep the Buyer fully informed of such events and permit the Buyer's representatives access to all materials prepared in connection therewith.

(c) The delivery of any such notice under this Section 5.4 shall in no way change or modify the representations and warranties of the Acquired Company or the Stockholder, or the conditions to the obligations of the Buyer, contained herein or otherwise affect the remedies available to the Buyer hereunder.

5.5  Forbearance.

     The Acquired Company and the Stockholder agree that, from and after the date hereof and until the Closing, or such earlier time as this Agreement shall have been terminated in accordance with the terms hereof, they shall not, and shall not permit any officers, directors, employees, agents or representatives of the Acquired Company, or any affiliate or subsidiary thereof, or the
Stockholder to, directly or indirectly, initiate, solicit or encourage discussions, inquiries or proposals, or participate in any negotiation or discussion for the purpose or with the intention of leading to any proposal, concerning any merger, consolidation or other business combination involving, directly or indirectly, the Acquired Company, or any subsidiary thereof, or any acquisition of any equity interest in, or a material portion of the assets of, the Acquired Company, or any subsidiary thereof, or any similar transaction, except for the transactions contemplated hereby. From and after the date hereof and until the Closing or such earlier time as this Agreement shall have been terminated, neither the Acquired Company, or any subsidiary thereof, nor the Stockholder shall sell, transfer or in any manner convey, or agree to take any such action, or grant, or agree to grant, any option or other right to acquire any of the Shares or any other shares of capital stock of the Acquired Company, nor permit any additional liens, charges, security interests or encumbrances to be placed on such shares nor subject any of such shares to any other voting agreements or proxies, except as expressly permitted or required hereunder.

5.6  Financing.

     Buyer shall use its best efforts to complete a financing transaction in accordance with the material terms of the term sheet received prior to the date hereof (which term sheet has been provided to the Stockholder). Best efforts shall mean that the Buyer will work diligently with its investment bankers and meet as often as possible and negotiate in good faith with investors who may be introduced to the Buyer. The Buyer will in no event be required to sell securities below a price that is deemed by the Board of Directors of the Buyer not to be in the best interests of the stockholders of the Buyer.

5.7  Customers.

     Stockholders shall assist the Buyer in providing for the assignment of contract rights from customers to the Buyer in such instances where the customer has a contractual relationship with the Stockholder or an affiliate of the Stockholder rather than the Acquired Company.



ARTICLE VI

                                    PUBLICITY

     The Stockholder and the Acquired Company shall use commercially reasonable efforts not to take or omit to take any action, either before or after the Closing, which could directly or indirectly materially impair the goodwill, business reputation or good name of the Acquired Company or its business. Any and all publicity (whether written or oral) and notices to third parties (other than governmental bodies) concerning the sale of the Shares and other transactions contemplated by this Agreement shall be subject to the prior written approval of the Buyer.

ARTICLE VII

                                     CLOSING

     The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102 at 10:00 a.m. (local time) on September 22, 2004 or at such other earlier time or place as the parties may agree (the "Closing Date").

ARTICLE VIII

                              CONDITIONS PRECEDENT
                        TO THE STOCKHOLDER'S OBLIGATIONS

     The obligation of the Stockholder to sell the Shares at the Closing are subject to the following conditions precedent, any or all of which may be waived by the Stockholder, in its sole discretion, and each of which the Buyer shall use commercially reasonable efforts to satisfy at or prior to the Closing.

8.1  Opinion of the Buyer's Counsel.

     The Stockholder shall have received an opinion of McCarter & English, LLP, counsel for the Buyer, dated the date of the Closing, in form and substance reasonably satisfactory to the Stockholder, to the effect that:

(a) The Buyer is a corporation, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby, including, without limitation, to acquire the Shares.

(b) This Agreement has been duly authorized, executed and delivered by the Buyer and constitutes the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein, will violate any provision of the certificate of incorporation or by-laws of the Buyer or any law, rule or regulation, or, to the actual knowledge of such counsel, any writ, judgment, injunction, decree, determination, award or other order of any court or government or governmental agency or instrumentality, domestic or foreign, binding upon the Buyer.

     The opinion referred to in this Section 8.1 may, if in the opinion of counsel for the Buyer it is reasonable to rely thereon, be given in reliance upon opinions of counsel of jurisdictions other than the State of New York; and, to the extent that matters of fact are involved in the conclusions expressed in the opinion referred to in this Section 8.1, such opinion may be based upon certificates of public officials or officers of the Buyer.

8.2  Representations; Warranties; Covenants.

     The representations and warranties of the Buyer contained in Article IV hereof shall be true and correct in all material respects at and as of the Closing with the same effect as though all such representations and warranties were made at and as of the Closing (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the date of the Closing, as the case may be, and except for changes therein contemplated or permitted by this Agreement), and the Buyer shall have performed or complied with all of the covenants and agreements required by this Agreement to be performed or complied with by the Buyer at or prior to the Closing; and the Buyer shall have delivered to the Stockholder a certificate to the effect set forth in this Section 8.2, dated the date of the Closing executed by an appropriate officer.

8.3  Certified Resolutions.

     The Stockholder shall have received a certificate of the Secretary or an Assistant Secretary of the Buyer, in form and substance satisfactory to the Stockholder, with respect to all corporate proceedings and authorizations with respect to this Agreement, its certificate of incorporation and by-laws, and the incumbency of the officers executing this Agreement or any certificate or document contemplated hereby.

8.4  Litigation.

     No action, suit or proceeding against the Buyer relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending.

ARTICLE IX

                 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

     The obligations of the Buyer to purchase the Shares at the Closing are subject to the following conditions precedent, any or all of which may be waived by the Buyer in its sole discretion, and each of which the Stockholder and the Acquired Company shall use commercially reasonable efforts to satisfy at or prior to the Closing.

9.1  Opinion of Counsel to the Acquired Company and the Stockholder.

     The Buyer shall have received an opinion or opinions of counsel for the Stockholder and the Acquired Company, dated the date of the Closing, in form and substance reasonably satisfactory to the Buyer, to the effect that:

(a) The Acquired Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as presently conducted, and to enter into this Agreement and consummate the transactions contemplated hereby. The Acquired Company is duly qualified to do business and in good standing in New York, Texas and Nevada.

(b) The Acquired Company has an authorized capital stock consisting of 200 shares of Common Stock, and all of the outstanding shares of which are owned by the Stockholder.

(c) This Agreement has been duly authorized, executed and delivered by the Stockholder and the Acquired Company, and constitutes the valid and legally binding obligations of the Stockholder and the Acquired Company, enforceable against the Stockholder and the Acquired Company, in accordance with its terms except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

(d) Neither the execution and delivery of this Agreement, nor the performance by the Stockholder or the Acquired Company of the terms hereof will violate any provision of the certificate of incorporation or by-laws of the Acquired Company.

     The opinion referred to in this Section 9.1 may be given in reliance on certificates of good standing and other documents certified by the Secretary of State of the state of the Acquired Company's incorporation. As to questions of fact material to the opinions referred to in this Section 9.1, such opinions may be given in reliance upon certificates given by the appropriate officer of the Acquired Company and by the Stockholder.

9.2  Representations; Warranties; Covenants.

     Except to the extent any failure of the following would not have a Material Adverse Effect on the Acquired Company, the representations and warranties of the Stockholder and the Acquired Company contained under Article II hereof, and of the Stockholder contained under Article III hereof, shall be true and correct in all respects at and as of the Closing with the same effect as though all such representations and warranties were made at and as of the Closing (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the date of the Closing, as the case may be, and except for changes therein contemplated or permitted by this Agreement), and each of the Stockholder and the Acquired Company shall have performed or complied with all of the covenants and agreements required by this Agreement to be performed or complied with by the Acquired Company and the Stockholder, at or prior to the Closing; and the Acquired Company shall have delivered to the Buyer a certificate to the effect set forth in this Section 9.2, dated the date of the Closing executed by its president or one of its vice presidents, and the Stockholder shall have delivered to the Buyer a certificate to the effect set forth in this Section 9.2 executed by it, dated the date of the Closing.

     For the purposes hereof, "Material Adverse Effect" means with respect to the Acquired Company, a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities) or results of operations of the Acquired Company other than changes or effects to the extent resulting from (i) the transactions contemplated by this Agreement, (ii) changes or effects generally affecting the industry of such party and its subsidiaries or the economy of the United States without disproportionately affecting such party, (iii) actions taken by the Acquired Company or the Stockholder with the written consent of the Buyer, or (iv) the announcement or pendency of the transactions contemplated by this Agreement exclusive of the cancellation of any contracts by clients or customers whether as a result thereof or otherwise.

9.3  Certified Resolutions.

     The Buyer shall have received a certificate of the Secretary of the Acquired Company, in form and substance satisfactory to the Buyer, with respect to all corporate proceedings and authorizations with respect to this Agreement, its certificate of incorporation and by-laws, and the incumbency of the officers executing this Agreement or any certificate or document contemplated hereby.

9.4  Consents.

     All consents, approvals, permits and orders set forth on Schedule 9.4 shall have been obtained.

9.5  Assignment of Leases.

     The Stockholder shall have assigned the leases with respect to the Facilities to the Acquired Company.

9.6  Litigation.

     No action, suit or proceeding against the Acquired Company or the Stockholder to the extent that such may reasonably affect the assets and property of the Acquired Company, or the Buyer relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action seeking to delay or enjoin any such transactions shall be pending.

9.7  Resignations; Releases; Subordination.

     The Buyer shall have received (i) the resignations of the directors of the Acquired Company, (ii) a release from the Stockholder of all obligations of the Acquired Company, other than pursuant to this Agreement and the additional documents at Closing; in each case, in the form and substance reasonably satisfactory to the Buyer, and (iii) a full and complete release by holders of the Liens set forth in Schedule 2.3 hereto, and any and all claims, liabilities and obligations against the Acquired Company in connection therewith or under any other agreement guaranty, commitment or obligation between the Acquired Company and the holder of any such lien, in form and substance satisfactory to the Buyer.

9.8  Stock Certificates.

     At the Closing, the Stockholder shall deliver to the Buyer certificates representing the Common Stock of the Acquired Company, endorsed or transferred to the Buyer, which shall transfer to the Buyer good and indefeasible title to 100% of the Common Stock, free and clear of all encumbrances.

9.9  Material Adverse Effect.

     There shall not have occurred any Material Adverse Effect on the Acquired Company.

9.10 Escrow Agreement.

     At the Closing, the Stockholder shall deliver to the Buyer the Escrow Agreement in a form reasonably acceptable to the parties hereto, executed by the Stockholder together with such additional documentation as reasonably determined by the Buyer to be required for the perfection thereof.

9.11 FIRPTA.

     The Stockholder shall deliver to Buyer a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code Section 1445 stating that the Stockholder is not a "Foreign Person" as defined in Code
Section 1445.

9.12 Financing.

         Buyer shall have received on or prior to September 21, 2004 net proceeds of no less than $7,100,000 from a sale of equity securities to investors.


ARTICLE X    .

                                   TERMINATION

10.1  Termination.

     This Agreement may be terminated at any time prior to the Closing:

(a)  By the consent of the Stockholder, the Acquired Company and the Buyer;

(b) By the Stockholder and the Acquired Company (collectively, the "Seller Parties") with respect to clauses (i), (ii) and (v) below, so long as it is not in material breach of the representations, warranties, covenants or agreements set forth herein, if: (i) any representation or warranty made by the Buyer in this Agreement shall not be correct or accurate in all material respects as of the date of this Agreement or at and as of the Closing with the same effect as if made at such time (with such exceptions as are permitted by Section 8.2) to the extent it would have a material adverse effect on the ability of the Buyer to consummate this transaction,
     (ii) the Buyer shall have failed to comply in all material respects with any of its covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to the Closing, provided that with respect to (i) and (ii), in the event such failure may reasonably be cured, the Buyer shall have failed to cure such failure within 5 business days following the Stockholder's notice thereof, (iii) if a permanent injunction is entered, enforced or deemed applicable to this Agreement, which prohibits the consummation of the transactions contemplated hereby and all appeals of such injunction shall have been taken and shall have been unsuccessful, (iv) if any governmental entity, the consent of which is a condition to the obligation of such party to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeal of such determination shall have been taken and shall have been unsuccessful or (v) if the Closing shall not have occurred by September 22, 2004 (other than by reason of the breach of representation or warranties by, or failure to perform any covenant of, any of the Seller Parties); or

(c) The Buyer, with respect to clauses (i), (ii), (v) and (vi) below, so long as it is not in material breach of the representations, warranties, covenants or agreements set forth herein, if: (i) any representation or warranty made by the Acquired Company or the Stockholder in this Agreement shall not be correct or accurate on the date of this Agreement and at and as of the Closing with the same effect as if made at such time to the extent it would have a Material Adverse Effect on the Acquired Company,
     (ii) the Acquired Company or the Stockholder shall have failed to comply in all material respects with any of its covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to the Closing, with respect to (i) and (ii), in the event such failure may reasonably be cured, the Seller Parties shall have failed to cure such failure within 5 business days following the Buyer's notice thereof, (iii) if a permanent injunction is entered, enforced or deemed applicable to this Agreement, which prohibits the consummation of the transactions contemplated hereby and all appeals of such injunction shall have been taken and shall have been unsuccessful, (iv) if any governmental entity, the consent of which is a condition to the obligation of such party to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeal of such determination shall have been taken and shall have been unsuccessful; (v) if the Buyer does not receive prior to September 21, 2004 net proceeds of $7,100,000 or more upon the sale to investors of its securities, or (vi) if the Closing shall not have occurred by September 22, 2004 (other than by reason of the failure of the condition set forth in Section 9.12 hereof).

10.2 Effect of Termination.

(a) In the event of a termination of this Agreement pursuant to Section 10.1 hereof, all rights of all parties hereto shall cease and terminate except for (i) such rights as any party may otherwise have for breach of contract, including, without limitation, rights for breach of any representations, warranties or covenants contained herein and (ii) such rights as the Buyer may otherwise have pursuant to this Section 10.2.

(b) Notwithstanding anything to the contrary contained herein, except for a termination of this Agreement pursuant to Sections 10.1(c)(i), (ii), (iii),
     (iv) or (vi) above,  upon any  termination  of this  Agreement  pursuant to
     Section 10.1 hereof, the Stockholder shall be entitled, as its sole remedy, to keep the Deposit. In the event of a termination of this Agreement pursuant to Sections 10.1(c)(i), (ii), (iii), (iv) or (vi), the Stockholder shall return the Deposit to the Buyer within five (5) days of such termination via wire transfer to such account as shall be designated by the Buyer in writing.



ARTICLE XI

                             POST CLOSING COVENANTS

11.1 Tax and Other Records.

(a) The indemnification obligations of the Stockholder with respect to Taxes are provided in Article XII of this Agreement.

(b) In the case of any Taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of any Taxes based on or measured by income or receipts of the Acquired Company for the Pre-Closing Tax Period (as defined in Section 12.2(a)(ii)) shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Taxable period of any partnership or other pass-through entity in which the Acquired Company holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of the Acquired Company for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c) For any Straddle Period, Buyer shall timely prepare and file with the appropriate Tax authorities all Tax Returns required to be filed and shall pay all Taxes due with respect to such Tax Returns; provided, however, that. with respect to such Tax Returns, (A) Stockholder shall pay to Buyer or its designated affiliate any amount owed by Stockholder (as determined in accordance with Section 11.1(b) above) at least five (5) days before such Taxes are due and (B) Buyer shall reimburse Stockholder for any overpayment of Taxes owed and paid by Stockholder with respect to such Tax Returns, including by reason of the payment of any estimated Taxes or otherwise, paid by Stockholder or the Acquired Company. All such Tax Returns shall be prepared on a basis consistent with past practice unless otherwise required by applicable law. Buyer shall furnish such Tax Returns to Stockholder for approval (which approval shall not be unreasonably conditioned, delayed or withheld) at least fifteen (15) days prior to the due date for filing such Tax Returns.

(d)
     (i) For any taxable period of the Acquired Company that ends on or before the Closing Date, Stockholder shall timely prepare or cause to be prepared, and the appropriate party (including Buyer if applicable) shall timely file with the appropriate Tax authorities all Tax Returns required to be filed. Stockholder shall pay all Taxes due with respect to such Tax Returns. Any such Tax Return required to be filed by Buyer or the Acquired Company shall be furnished by Stockholder to Buyer or the Acquired Company, as the case may be, for approval (which approval shall not be unreasonably withheld, conditioned or delayed), signature and filing at least five (5) days prior to the due date for filing such Tax Return and such Tax Return shall, if approved, be promptly signed and filed. Stockholder and Buyer agree to prepare and file, or cause to be prepared and filed, all Tax Returns for the period including the Closing Date on the basis that the relevant taxable period ended as of the Closing, unless a Tax Return prepared and filed on that basis is not permitted by applicable law. Except as set forth in the immediately preceding sentence, all such Tax Returns shall be prepared on a basis consistent with past practice unless otherwise required by applicable law.

     (ii) Stockholder shall be responsible for filing any initial and/or amended consolidated, combined or unitary Tax Returns including the Acquired Company for taxable years ending on or prior to the Closing Date. For those jurisdictions in which separate Tax Returns are filed by the Acquired Company, any such Tax Returns shall be prepared by
          Stockholder and furnished to Buyer or the Acquired Company for approval (which approval shall not be unreasonably withheld, conditioned or delayed), signature and filing at least five (5) days prior to the due date for filing such Tax Returns, and Buyer or the Acquired Company, as the case may be, shall promptly sign and timely file any such Tax Return. Any Tax reflected on any such Tax Return shall be the obligation of the Stockholder.

(e)
     (i) The parties hereto shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to Section 11.1(c) above and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Acquired Company and the Stockholder agree (A) to retain all books and records with respect to Tax matters pertinent to the Acquired Company relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Stockholder, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Acquired Company or the Stockholder, as the case may be, shall allow the other party to take possession of such books and records.

     (ii) The Buyer and the Stockholder further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby), provided, however, that the Stockholder shall not be obligated to join with the Buyer or the Acquired Company in filing an election under Section 338(h)(10) of the Code.

     (iii)The Buyer and the Stockholder further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Code Section 6043 and all Treasury Regulations promulgated thereunder.

(f) All Tax sharing agreements or similar agreements with respect to or involving the Acquired Company shall be terminated as of the Closing Date and, after the Closing Date, the Acquired Company shall not be bound thereby or have any liability thereunder.

(g) All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by the Stockholder when due, and the Stockholder will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

(h) Notwithstanding any other provision in this Agreement to the contrary, the obligations of the parties set forth in this Section 11.1 shall be unconditional and absolute and shall remain in effect without limitation as to time or amount.

11.2 Non-Competition and Non-Solicitation.

(a) The Stockholder shall not, for a period of five years after the Closing, directly or indirectly, engage, whether as principal, agent, distributor, representative, stockholder or otherwise, in the business of the Acquired Company as it existed at the time of the Closing, except that ownership by the Stockholder, of less than five percent (5%) of the outstanding voting securities of any corporation with a class of securities registered under the Securities and Exchange Act of 1934 shall not be deemed to constitute a violation of the foregoing provisions, and nothing in this Section 11.2(a) shall restrict Stockholder from referring business to service providers that compete with the Acquired Company at the request of a client, provided, that nothing in this Section 11.2 shall restrict any stockholder of the Stockholder in any way.

(b) The Stockholder shall not, for a period of one year after the Closing, induce or attempt to induce any employee of the Acquired Company to discontinue his employment relationship with the Acquired Company; provided that general advertising or the use of employment firms not specifically targeted to the Acquired Company shall not be a breach of this Section 11.2(b).

(c) Because the remedy at law for any breach of the foregoing provisions of this Section 11.2 would be inadequate, the Stockholder hereby consents, in case of any such breach, to the granting by any court of competent jurisdiction of specific performance of such provisions.

11.3 Necessary Consents.

     After the Closing, the Stockholder shall use commercially reasonable efforts to obtain, and shall cooperate with the Buyer and the Acquired Company in their efforts to obtain, such written consents and take such other actions as may be necessary or appropriate to allow the Acquired Company to carry on its business as a subsidiary of the Buyer after the Closing Date in the same manner as it carried on its business prior to the Closing Date. Stockholder shall assist the Buyer in providing for the assignment of contract rights from customers to the Buyer in such instances where the customer has a contractual relationship with the Stockholder or an affiliation of the Stockholder rather than the Acquired Company.

11.4 Transition of Clients.

(a) To the extent that Stockholder receives payment of any accounts receivable of the Acquired Company after the Closing, or payment for services performed after the Closing, Stockholder shall, immediately, remit such payments to the Acquired Company. Stockholder shall inform the payor of the transactions contemplated by this Agreement and provide payor the correct address to which it should make further payments.

(b) After the Closing, the Stockholder shall cooperate with the Buyer and the Acquired Company in its efforts to contact and communicate with the clients of the Stockholder who utilize services of the Acquired Company in the transition of that portion of those client relationships directly to the Acquired Company.

11.5 Operational Support.

     To the extent that title to assets and property at the Facilities in the name of the Stockholder, the Stockholder shall transfer to the Buyer or make available to the Acquired Company for such period as the Buyer shall request, such assets and properties of the Stockholder including but not limited to data of Acquired Company that resides on the Stockholder's computer system. To the extent that assets and property at the Facilities owned or used in connection with the operation of the business of the Acquired Company are leased by the Stockholder, Stockholder shall use its commercially reasonable efforts to have such leases assigned to the Acquired Company, or replicated on the same terms with respect to such assets and properties. In the event that Stockholder is unable to have such leases assigned or replicated, to the extent permissible by law, Stockholder will provide use of such assets and properties on the same terms that such assets and properties are leased by the Stockholder.

11.6 Corporate Name.

     The Acquired Company will take all steps necessary and appropriate to retain its corporate name and tradenames unless otherwise notified by the Buyer, provided, however, that the Buyer will use its commercially reasonable efforts to, within 30 days of the Closing Date, change the corporate name of the Acquired Company for all purposes to remove "CBCA" from such corporate name.

11.7 Arrangement Regarding Employee Benefit Plans.

(a) On the Closing Date, Stockholder shall amend its existing 401(k) plan, (the "Stockholder's 401(k) Plan") to provide that all participants in the Stockholder's 401(k) Plan who are employees of the Acquired Company as of the Closing Date (the "Acquired Company Employees") will be fully vested as of the Closing Date in their respective accounts balances thereunder. Buyer shall have no liability with respect to any Benefit Plan (including the Stockholder's 401(k) Plan) or any claims related thereto, except with respect to rollovers as provided in this subsection (a) and 11.7(f) or as otherwise provided by applicable law. There shall be no transfer of assets or liabilities from the Stockholder's 401(k) Plan to any plan or plans maintained by Buyer, unless an Acquired Company Employee requests a rollover of assets from the Stockholder's 401(k) Plan to the Buyer's 401(k) plan. The Buyer and Stockholder shall use commercially reasonable efforts to allow Aquired Company Employees to rollover outstanding loans under the Stockholder's 401(k) Plan to the Buyer's 401(k) plan provided that the rollover is made prior to the date the loan would otherwise be in default under the terms of the Stockholder's 401(k) Plan and/or any Stockholder's 401(k) Plan loan policy. In furtherance of the foregoing, the Buyer and Stockholder shall make any amendments necessary to their 401(k) plans and/or 401(k) plan loan policies to effectuate the loan transfer.

(b) The Stockholder shall retain all liabilities for and shall pay all amounts due pursuant to the Stockholder's 401(k) Plan accrued on behalf of the Acquired Company Employees for service rendered up to the Closing Date. The accrued liabilities under the Stockholder's 401(k) Plan, including amounts for service rendered up to the Closing Date, shall be determined in a manner consistent with the provisions of the Stockholder's 401(k) Plan.

(c) Coverage for the Acquired Company Employees under the welfare and fringe benefit plans maintained by Stockholder, including but not limited to, life insurance, disability and health benefit plans (the "Welfare Plans"), shall be available to the Acquired Company Employees in accordance with the terms of the applicable plan until the Closing Date and shall be the responsibility of the Stockholder until such date. Coverage for the Acquired Company Employees under the medical and dental plan maintained by Stockholder shall continue in accordance with the terms of such plans until the end of the month in which the Closing occurs and Buyer shall promptly (but in no event later than thirty days following Buyer's receipt of an invoice from Stockholder) reimburse Stockholder for the cost of any medical or dental claims incurred by an Acquired Company Employee, and paid by Stockholder (net of (i) any such payments due to Stockholder from its stoploss insurance coverage carrier with respect to any such claims, and
     (ii) contribution payments made by an Acquired Company Employee for the month in which the Closing occurs), under such plans during the period beginning on the Closing Date and ending at the end of the last day of the month in which the Closing occurs. Coverage under the Welfare Plans for any employee who is retired from, or terminated by, the Acquired Company on or before the Closing Date, shall remain the responsibility of the Stockholder.

(d) The Stockholder and Buyer agree that from and after the Closing Date, except as otherwise specifically set forth herein, the Acquired Company Employees shall cease to benefit from the Stockholder sponsored group health plan ("Stockholder's Health Plan") in which the Acquired Company is now a participating employer. Stockholder and Buyer agree that any health care claims incurred by any Acquired Company Employees prior to the Closing Date shall be the responsibility of Stockholder's Health Plan subsequent to the Closing Date, to the extent otherwise covered under the terms of the applicable Stockholder's Health Plan. Except to the extent Stockholder's Health Plan is no longer in existence, the Stockholder's Health Plan, in which the Acquired Company is and will be a participating employer up to the Closing Date, shall be responsible for continuation health care coverage required under Code Section 4980B with respect to any "qualifying event" (as that term is defined in Code Section 4980B) occurring before the Closing Date, with respect to employees of the Acquired Company or their eligible dependents. For purposes of this Section 9.10, a claim (including a health care claim) shall be deemed to have been incurred on the date when services are rendered, the supplies are provided or medications are prescribed and not when the condition arose.

(e) The Stockholder shall retain and assume all obligations and liabilities to each employee or former employee of the Acquired Company which obligations and liabilities have accrued before the Closing Date, under each Benefit Plan (including, but not limited to, all liabilities for all claims incurred as described above, whether or not reported, on or before the Closing Date under all "employee welfare benefit plans", within the meaning of Section 3(1) of ERISA and Stockholder's flexible spending account plan under Code Section 125).

(f) Buyer and the Acquired Company agree to provide employees of the Acquired Company and their beneficiaries with continuation coverage required by
     Section 4980B of the Code or Sections 601 through 608 of ERISA as a result of "qualifying events" (as defined in Section 4980B of the Code) that occur on or after the Closing Date.



ARTICLE XII

                                 INDEMNIFICATION

12.1 Survival of Representations and Warranties.

     The respective representations and warranties of the Acquired Company and the Stockholder contained in this Agreement shall survive for a period of one year from the Closing Date, except for (i) any representation or warranty under
Section 2.9 of this Agreement, or under any certificates delivered at Closing reflecting Section 2.9, (which shall survive for the period of the statute of limitations applicable to the underlying tax matter) or (ii) the representations and warranties contained in Section 3.3 (which shall survive indefinitely).

12.2 Basis of Indemnity.

(a) The Stockholder shall indemnify and hold harmless the Buyer from and against all damages, costs, expenses, losses, claims, demands, liabilities and/or obligations including, without limitation, reasonable fees and disbursements of counsel (collectively, "Damages"), arising from, relating to, or in any way sustained or incurred by reason of:

     (i)  the  breach  of  any  of  the  obligations,   covenants,   agreements,
          representations, or warranties made by the Stockholder and the Acquired Company, or either of them, hereunder; or

     (ii) (a) all Taxes (or the non-payment thereof) of the Acquired Company for all Taxable periods ending on or before the closing date and the portion through the end of the closing date for any Taxable period that includes (but does not end on) the Closing Date ("Pre-Closing Tax Period"), (b) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Acquired Company (or any predecessor thereof) is or was a member on or prior to the Closing Date, including, without limitation, pursuant to Treasury Regulation
          Section 1.1502-6 or any analogous or similar state, local or foreign law or regulation any deferred items triggered into income by Treasury Regulation Section 1.1502-13 and any excess loss account taken into account under Treasury Regulation Section 1.1502-19, and (c) any and all Taxes of any person (other than the Acquired Company) imposed on the Acquired Company as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing; provided, however, that in the case of clauses (a), (b) and (c) above, the Stockholder shall be liable only to the extent that such Taxes exceed the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Closing Working Capital Statement and taken into account in determining the Purchase Price and provided further, that the Stockholder shall not be obligated to indemnify or hold
          harmless  any   Indemnified   Party  from  any   liability  for  Taxes
          attributable  to any  action  taken  outside  the  ordinary  course of business on the C1osing Date after the Closing by any of the Indemnified Parties (other than any such action expressly required by applicable law or by this Agreement) or attributable to a breach by Buyer of its obligations under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Stockholder set forth in this Section 12.1(iii) shall be unconditional and absolute and shall remain in effect until the expiration of the statute of limitations.

(b) The Buyer shall indemnify and hold harmless the Stockholder from and against any and all Damages arising from, relating to, or in any way sustained or incurred (i) by reason of the breach of any of the obligations, covenants, agreements, representations or warranties made by the Buyer hereunder or (ii) (A) all liability for Taxes imposed upon Buyer or the Acquired Company for any taxable period that begins after the Closing Date (a "Post-Closing Tax Period"), (B) with respect to any Straddle Period, that portion of any Taxes imposed upon Buyer or the Acquired Company that are not allocable to the Pre-Closing Tax Period and payable by Stockholder pursuant to Section 11.1(b) and Section 12.2(a)(ii), and (C) all liability for Taxes attributable to a breach of its obligations under this Agreement.

12.3 Participation in Defense of Claims.

     In the event any action, suit, proceeding or demand (a "Third Party Claim") is instituted against or made upon a party entitled to indemnification hereunder (hereinafter referred to as an "Indemnified Party"), by a party or parties not entering into this Agreement, the party or parties hereto obligated for such indemnification (hereinafter referred to, collectively, as the "Indemnifying Parties"), shall be entitled, at its expense, to participate in the defense of such Third Party Claim. The Indemnified Party shall give prompt written notice of such Third Party Claim to the Indemnifying Party who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to employ separate counsel in any Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless both the Indemnified Party and the Indemnifying Party are named as parties and the Indemnified Party shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Party, within ten days after notice of any such Third Party Claim, fails to assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Party at any time prior to the settlement, compromise or final determination thereof. Anything in this Article XII to the contrary notwithstanding, the Indemnifying Party shall, without the Indemnified Party's prior written consent which shall not be unreasonably withheld, settle or compromise any Third Party Claim unless (i) such settlement, compromise, consent or entry of judgment requires solely the payment of money damages by the Indemnifying Party and includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim and (ii) no counterclaims have been or may be asserted by the Indemnified Party with respect thereto.

12.4 Procedure for Indemnification.

     The procedure for indemnification shall be as follows:

(a)  The party claiming  indemnification  (the "Claimant") shall,  within thirty
     (30) days (or earlier, if necessary to timely answer a lawsuit) after its discovery of any potential claim for which indemnification is or may be provided and will or may be sought as provided in this Agreement (the "Claim"), give notice to the party from whom indemnification is sought ("Indemnitor") of its Claim, specifying in reasonable detail the factual basis for the Claim to the extent known and, to the extent known, the amount of the Claim. Notwithstanding the preceding sentence, the failure by Claimant to provide notice of any Claim within the period specified, or any delay in providing such notice, shall not affect or impair the obligations of Indemnitor hereunder, except and only to the extent that Indemnitor has been adversely affected by such failure or delay.

(b) With respect to Claims between the parties, following receipt of notice from Claimant of a Claim, Indemnitor shall have forty-five (45) days to make any investigation that Indemnitor deems necessary or desirable of the Claim. For purposes of this investigation, Claimant agrees to make available to Indemnitor and its authorized representatives the information relied upon by Claimant to substantiate the Claim.

(c) With respect to any Claim by a third Person as to which Claimant is entitled to indemnification hereunder, Indemnitor shall have the right, exercisable by written notice to Claimant within thirty (30) days after receipt of written notice from Claimant of the commencement or assertion of any such Claim, at its own expense, to accept full responsibility for such Claim and assume control of the defense of such Claim, and Claimant shall cooperate fully with Indemnitor, and have the right to participate with Indemnitor. If Indemnitor elects to assume control or otherwise participate in the defense of any third Person Claim, Indemnitor has the duty to diligently defend the Claim. If Indemnitor assumes such defense, Claimant shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Indemnitor, it being understood that the Indemnitor shall control such defense; provided, however, that Indemnitor shall bear the reasonable fees and expenses of such separate counsel if (i) representation of both parties would, in the reasonable opinion of counsel for Claimant, be inappropriate due to a conflict of interest, or (ii) Indemnitor shall not have employed counsel within a reasonable time after Claimant has given notice of a Claim in compliance with this Section 10.2(d). Indemnitor shall be liable for the reasonable fees and expenses of counsel employed by Claimant for any period during which Indemnitor has not assumed the defense thereof. If Indemnitor does not elect to assume control of any third Person Claim within thirty
     (30) days of its receipt of notice of the Claim (or any extended period mutually agreed upon in writing by the parties) or after assuming control does not in good faith defend such third Person Claim, Claimant shall have the right to undertake the defense, compromise or settlement of the Claim for the account of Indemnitor. In no event shall Indemnitor be liable or otherwise have any obligation with respect to any settlement, compromise or determination of any Claim agreed to by Claimant without the prior written consent of Indemnitor (which consent will not be withheld unreasonably). The Indemnitor shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Claim, without the consent of any Claimant, but only if the Indemnitor shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement; (2) not encumber any of the assets of any Claimant or agree to any restriction or condition that would apply to or adversely affect any Claimant or to the conduct of any Claimant's business; and (3) obtain, as a condition of any settlement or other resolution, a complete release of any Claimant potentially affected by such Claim.

(d) The defending party shall have reasonable access to the books, records and personnel which are pertinent to the defense and which are in control of the other party. The parties agree to furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by the other party in connection with defending any third Person Claim.

12.5 Limitations on Indemnity.

(a) The Stockholder shall have no liability under this Article XII unless and until the aggregate amount of all Damages exceeds $50,000 (the "Buyer's Minimum Amount"), in which event the Stockholder shall be liable for all such Damages, irrespective of the Buyer's Minimum Amount. The maximum liability of the Stockholder for Damages arising under this Article XII (except as set forth in Section 14.4) and except for claims with respect to agreements and covenants to be performed by Seller Parties prior to the Closing Date and Section 12.2(a)(ii)(a) shall be limited to $250,000 (the "Liability Cap") payable out of the Indemnity Escrow Amount. Notwithstanding the limitations contained in this Section 12.5, any Damages relating directly to a claim for fraud by the Stockholder shall not be subject to the Liability Cap.

(b) The Indemnity Escrow Amount shall be the exclusive remedy after the Closing to compensate the Buyer for any Damages pursuant to this Agreement (other than a claim for fraud or if the Buyer is seeking specific performance under Section 14.4), and the Stockholder shall have no liability under this Agreement beyond the amount of the Indemnity Escrow Amount.

(c) Notwithstanding anything to the contrary contained in any other provision of this Agreement, neither party shall have any right to indemnification with respect to any Damages suffered or incurred by it, arising out of any breach of any representations or warranties contained herein unless notice of such claim shall have been given within the period of survival for such representations and warranties specified in Section 12.1; provided, however, that the foregoing shall not limit or impair in any manner any related right or claim for indemnification as to which such party shall have delivered written notice to the other within such survival period, which written notice shall have set forth in reasonable detail the nature and basis of such right or claim.

(d) The Buyer shall have no liability under this Agreement unless and until the aggregate amount of all Damages exceeds $50,000 (the "Stockholder's Minimum Amount"), in which event the Stockholder shall be liable for all such Damages, irrespective of the Buyer's Minimum Amount. The maximum liability of the Buyer for Damages arising under this Agreement (except as set forth in Section 14.4) and except for claims with respect to agreements and covenants to be performed by Buyer prior to the Closing Date and Section 12.2(a)(ii)(b) shall be limited to $250,000. Notwithstanding the limitations contained in this Section 12.5, any Damages relating directly to a claim for fraud by the Buyer shall not be subject to the Liability Cap.

(e) The maximum liability of the Buyer for Damages arising hereunder due to the termination of the Agreement pursuant to Section 10.1(c)(v) shall be the amount of the Deposit.

12.6 Procedures Relating to Indemnification of Tax Claims.

     Notwithstanding Section 12.4 above,

(a)  if one party is  responsible  for the  payment  of Taxes  pursuant  to this
     Section 12 or any other provision of this Agreement (the "Tax Indemnifying Party"), and the other party (the "Tax Indemnified Party") receives notice of any deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim relating to Taxes (a "Tax Claim"), the Tax Indemnified Party shall promptly notify the Tax Indemnifying Party in writing of such Tax Claim. If notice of a Tax Claim is not given to the Tax Indemnifying Party within a sufficient period of time to allow such party effectively to contest such Tax Claim, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party (or any of its affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives) to the extent that the Tax Indemnifying Party's position is actually prejudiced as a result thereof.

(b) With respect to any Tax Claim for which the Tax Indemnifying Party is responsible, the Tax Indemnifying Party shall assume and control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative proceedings with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund or contest the Tax Claim in any permissible manner; provided, however, that (A) Stockholder and Buyer shall jointly control all proceedings taken in connection with any such Tax Claim, and neither party shall settle any such Tax Claim without the other party's prior written consent (which consent will not be unreasonably withheld, conditioned or delayed) if such Tax Claim relates to Taxes of the Acquired Company for a Straddle Period, (B) if any Tax Claim reasonably could be expected to adversely affect (1) any of Buyer, the Acquired Company, or their affiliates in any Post-Closing Tax Period, then the Tax Claim shall not be resolved, settled or compromised without Buyer's consent, which consent will not be unreasonably withheld, conditioned or delayed or (2) any of Stockholder, the Acquired Company or their affiliates in any Pre-Closing Tax Period, then the Tax Claim shall not be resolved, settled or compromised without Stockholder's consent, which consent will not be unreasonably withheld, conditioned or delayed and (C) the Tax
     Indemnifying Party shall not be entitled to assume and control the proceedings taken in connection with a Tax Claim if, taking into account the maximum amount payable under the Tax Claim assuming it were adversely determined, the Tax Indemnifying Party is insolvent or subject to the jurisdiction of a court in a Title 11 or similar case.

(c) In the event that the Stockholder and Buyer cannot agree on the calculation of any amount relating to Taxes or the interpretation or application of any provision of this Agreement relating to Taxes, such dispute shall be resolved by an internationally recognized accounting firm mutually agreeable to Stockholder and Buyer, whose decision shall be final and binding upon all persons involved and whose expenses shall be shared equally by Stockholder and Buyer.

(d) Any refunds or credits of Taxes of the Acquired Company relating to a Pre-Closing Tax Period shall be for the account of the Stockholder, and if any of Buyer or the Acquired Company receives or becomes entitled to any Tax refund or any amount credited against Tax that relates to a Pre-Closing Tax Period, it shall (A) in the case of a refund, pay Stockholder the amount of any such refund, and (B) in the case of a credit, pay to Stockholder at such time or times as such credit is actually utilized, the excess of (i) the amount of Taxes that would have been payable (or the amount of the Tax refund, offset or other reduction in Tax liability actually receivable) by Buyer or the Acquired Company in the absence of such credit over (ii) the amount of Taxes actually payable (or the amount of the Tax refund, offset or other reduction in Tax liability actually receivable) by the Buyer or the Acquired Company. Any refunds or credits of the Acquired Company relating to any Post-Closing Tax Period shall be for the account of the Buyer. Any refunds or credits of Taxes of the Acquired Company for any Straddle Period shall be equitably apportioned between Stockholder and Buyer in the manner set forth in Section 11.1(b) hereof. Buyer shall, if Stockholder so requests and at Stockholder's expense, file for and obtain any refunds or credits, or cause the Acquired Company to file for and obtain any refunds or credits to which Stockholder is entitled under this subsection (d). The parties agree and acknowledge that post-closing utilization by the Acquired Company and/or Buyer of suspended or other losses of the Acquired Company generated in any Pre-Closing Tax Period shall not entitle Stockholder to any payment or refund under this
     Section 12.6(d).

ARTICLE XIII

                               BROKERS AND FINDERS

13.1 Stockholder's Obligations.

     The Buyer shall not have any obligation to pay any brokerage, finders or similar fee or other compensation to any person, firm or other corporation dealt with by the Stockholder or the Acquired Company and the Stockholder, jointly and severally, shall indemnify and hold the Buyer harmless from any liability, damage, cost or expense arising from any breach of this Article XIII by the Stockholder or the Acquired Company.

13.2 The Buyer's Obligations.

     The Stockholder and the Acquired Company shall have no obligation to pay any brokerage, finders or similar fee or other compensation to any person, firm or corporation dealt with by the Buyer, and the Buyer shall indemnify and save the Stockholder and the Acquired Company harmless from any liability, damage, cost or expense arising from any breach of this Article XIII by the Buyer.


ARTICLE XIV

                                  MISCELLANEOUS

14.1 Confidentiality.

     Between the date of this Agreement and the date five years following the Closing Date, the Acquired Company, the Stockholder and the Buyer will maintain in confidence, and will cause its directors, officers, employees, agents, and advisors to maintain in confidence, and not use to the detriment of another party any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated hereunder, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Closing shall not occur, each party will return or destroy as much of such written information as the other party may reasonably request.

14.2 Notices.

     All notices, requests waivers or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier, as follows:

(a)  if to the  Stockholder  or the  Acquired  Company  at any time prior to the
     Closing:

         CBCA Care Management, Inc.
         c/o CBCA, Inc.
         4150 International Plaza
         Suite 900
         Fort Worth, TX  76109
         Attn:  Barbra Rabinowitz
         Fax:  (817) 298-5800

         with a copy to:

         Wilson, Sonsini, Goodrich & Rosati
         650 Page Mill Road
         Palo Alto, California 94304
         Attention: Jeffrey D. Saper
                    Robert T. Ishii

(b)  if to the Stockholder at any time after the Closing:

         CBCA, Inc.
         4150 International Plaza
         Suite 900
         Fort Worth, TX  76109
         Attn:  Barbra Rabinowitz
         Fax:  (817) 298-5800

         with a copy to:

         Wilson, Sonsini, Goodrich & Rosati
         650 Page Mill Road
         Palo Alto, California 94304
         Attention: Jeffrey D. Saper
                    Robert T. Ishii

(c)  if to the Buyer:

         Patient Infosystems, Inc.
         46 Prince Street
         Rochester, New York  14607
         Attn:  President

         with a copy to:

         McCarter & English, LLP
         Four Gateway Center
         100 Mulberry Street
         Newark, New Jersey 07102
         Attn:  Jeffrey A. Baumel, Esq.

     Any notice so addressed and mailed, shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

14.3 Amendment.

     This Agreement many not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

14.4 Specific Performance.

     The parties hereby acknowledge and agree that, except to the extent expressly set forth herein, the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to cause consummation of the transactions contemplated by this Agreement, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Notwithstanding Sections 1.6 or 12.5 hereof, each party hereby consents and agrees that a court of law may issue an order to compel performance of such party's obligations and to the granting of the remedy of specific performance of its obligations hereunder in lieu of Damages where appropriate.

14.5 Entire Agreement.

     This Agreement and the documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

14.6 Further Action.

     Each of the parties hereto shall use such party's commercially reasonable efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

14.7 Fees.

     Except as otherwise provided herein, each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

14.8 Assignment; Benefits.

     Neither this Agreement, nor any rights hereunder, may be assigned by any party without the prior written consent of the Stockholder and the Buyer having first been obtained. This Agreement shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

14.9 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable in the case of agreements made and to be performed entirely within such state.

14.10 Captions.

     The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

14.11 Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.





PATIENT INFOSYSTEMS, INC.





By: /s/Roger L. Chaufournier
   ---------------------------------------

         Name:  Roger L. Chaufournier

         Title: CEO





CBCA CARE MANAGEMENT, INC.





By________________________________

         Name:

         Title:





CBCA, INC:





By________________________________

         Name:

         Title: